Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the Third Quarter Ended

April 30, 2013 and Declares Quarterly Cash Dividend

Continued Revenue Growth and Double-Digit Non-GAAP Operating Margins

PEABODY, Mass. (June 4, 2013) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its third quarter ended April 30, 2013.

Highlights during the third quarter (comparisons are against Q3 of fiscal 2012) included:

•	Revenue of $125.8 million, up 4% (includes partial quarter Ultrasonix revenue of $3.4 million)

•	GAAP operating margin of 5%, includes Ultrasonix acquisition-related expenses (2 points)

•	Non-GAAP operating margin of 10%

•	GAAP diluted EPS of $0.41, includes $0.18 of Ultrasonix acquisition-related and restructuring expenses

•	Non-GAAP diluted EPS of $0.76, consistent with last year

•	Ultrasonix acquisition closed, sales force integration completed

•	Security revenue of $20.1 million, up 38% on demand for high-speed threat detection systems, including first production Smiths Detection units

Revenue for the third quarter of fiscal 2013 was $125.8 million, an increase of 4% compared with revenue of $121.3 million in the third quarter of fiscal 2012. GAAP net income for the third quarter of fiscal 2013 was $5.2 million, or $0.41 per diluted share, compared with net income of $7.3 million, or $0.59 per diluted share, in the third quarter of fiscal 2012. Included in our GAAP net income for the third quarter of fiscal 2013 were $2.3 million of expenses (net of tax), or $0.18 per diluted share, associated with the acquisition of Ultrasonix and restructuring charges.

Analogic Corporation        8 Centennial Drive, Peabody, MA01960        978-326-4000        www.analogic.com

Non-GAAP net income for the third quarter was $9.6 million, or $0.76 per diluted share, compared with $9.4 million, or $0.76 per diluted share, in the prior year’s third quarter. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

For the first nine months of fiscal 2013, revenue totaled $384.2 million, up 5% from the same period in the prior year. Year-to-date GAAP net income was $19.4 million, or $1.54 per diluted share, compared with $31.0 million, or $2.45 per diluted share, from the same period last year, which included a $0.79 benefit due to a tax refund and a gain on sale of an equity interest. Year-to-date non-GAAP net income was $29.5 million, or $2.34 per diluted share, compared with $28.7 million, or $2.27 per diluted share.

Jim Green, president and CEO, commented, “Our business continues to grow, even in this challenging market environment. Our Security business continues to demonstrate strong growth due to accelerating demand for high-speed threat detection systems outside of the U.S. Timing of shipments impacted our CT and MRI product lines in our Medical Imaging business, while digital mammography showed some modest growth. In Ultrasound, we successfully completed the Ultrasonix acquisition, implemented and stabilized the final sales structure, trained our reps on the full product portfolio, and are positioned for accelerating growth in our overall direct ultrasound business.”

Green continued, “Given current market conditions and our Ultrasound transition to high margin direct products, we are revising our total company fiscal 2013 revenue guidance and now expect to generate mid to upper single digit revenue growth. We continue to expect non-GAAP operating margin improvement of 100 basis points over last year.”

Segment Revenues

Revenue from our Medical Imaging segment was $71.6 million for the third quarter of fiscal 2013, down 2% from revenue of $72.8 million in the same period of fiscal 2012. Medical Imaging revenues were down slightly during the quarter due to unfavorable timing of MRI shipments and lower CT engineering revenue, offset in part by modest growth in digital mammography. Year to date, Medical Imaging revenue was $228.3 million, up 3% from the prior year.

Our Ultrasound segment revenue was $34.0 million for the third quarter of fiscal 2013, consistent with revenue in the same period of fiscal 2012. Sales of core procedure-driven surgery and urology ultrasound systems were flat compared with last year due to market headwinds and temporary sales force disruption as a result of our sales force expansion and channel integration following the acquisition of Ultrasonix in fiscal 2013. The acquisition of Ultrasonix added $3.4 million of revenue during the third quarter, which offset lower OEM transducer sales during the period. Year to date, Ultrasound revenue was $106.1 million, down 3% from the prior year.

Security Technology segment revenue was $20.1 million for the third quarter of fiscal 2013, up 38% from revenue of $14.6 million in the same period of fiscal 2012. Security revenues were up during the quarter due primarily to early production shipments of high-speed CT units for Smith Detection’s new XCT system and continued strong demand for high-speed threat detection systems from L-3. Year to date, Security revenue was $49.7 million, up 41% from the prior year.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

Quarterly Cash Dividend

Analogic’s Board of Directors, on May 31, 2013, declared a $0.10 cash dividend for each common share for its third fiscal quarter ended April 30, 2013. The cash dividend will be payable on June 28, 2013, to shareholders of record on June 14, 2013.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Tuesday, June 4, at 5:00 p.m. (ET) to discuss the third quarter results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference call, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s investor relations website at http://investor.analogic.com.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET), Monday, July 8, 2013. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The passcode is 10919709.

The replay of the conference call webcast will be archived at http://investor.analogic.com approximately three hours after the call is completed and will be available through midnight (ET), Monday, July 8, 2013.For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical and Ultrasonix branded ultrasound systems, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and enhancing the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic is a registered trademark of Analogic Corporation.

The globe logo is a trademark of Analogic Corporation.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	April 30, 2013	April 30, 2012	April 30, 2013	April 30, 2012
Net revenue:
Product	$121,188	$115,094	$366,498	$351,290
Engineering	4,577	6,176	17,688	14,270

Total net revenue	125,765	121,270	384,186	365,560

Cost of sales:
Product	72,341	71,613	218,355	218,549
Engineering	4,284	4,905	16,206	12,388

Total cost of sales	76,625	76,518	234,561	230,937

Gross profit	49,140	44,752	149,625	134,623

Operating expenses:
Research and product development	16,127	13,106	46,324	42,313
Selling and marketing	13,540	10,925	37,062	31,995
General and administrative	12,265	10,848	37,793	37,067
Restructuring	496	—	496	—

Total operating expenses	42,428	34,879	121,675	111,375

Income from operations	6,712	9,873	27,950	23,248

Other income (expense):
Interest income	76	98	284	367
Gain on sale of other investments	—	—	—	2,500
Other, net	114	325	(1,402)	822

Total other income (expense), net	190	423	(1,118)	3,689

Income before income taxes	6,902	10,296	26,832	26,937
Provision for income taxes	1,678	2,966	7,418	(4,034)

Net income	$5,224	$7,330	$19,414	$30,971

Net income per share:
Basic	$0.42	$0.60	$1.58	$2.48
Diluted	$0.41	$0.59	$1.54	$2.45

Dividends declared per share	$0.10	$0.10	$0.30	$0.30
Weighted-average shares outstanding:
Basic	12,305	12,227	12,300	12,470
Diluted	12,620	12,433	12,584	12,636

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 30, 2013	July 31, 2012
Assets:
Cash and cash equivalents	$91,347	$187,011
Accounts receivable, net	86,830	96,117
Inventories	140,636	108,944
Other current assets	21,484	16,723

Total current assets	340,297	408,795
Property, plant, and equipment, net	107,969	96,769
Other assets	118,343	52,432

Total Assets	566,609	557,996

Liabilities and Stockholders’ Equity:
Accounts payable	$31,348	$38,200
Accrued liabilities	37,376	41,746
Advanced payments and deferred revenue	13,553	14,323
Accrued income taxes	—	5,670

Total current liabilities	82,277	99,939

Long-term liabilities	13,003	11,738

Stockholders’ equity	471,329	446,319

Total Liabilities and Stockholders’ Equity	$566,609	$557,996

UNAUDITED SUPPLEMENTAL INFORMATION – RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide income from operations, other income, net income, and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Additionally, a portion of our equity compensation is performance-based, which drives volatility in expense as estimated performance-based metrics are updated for actual and forecasted results. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

BK Medical Distributor Matter Inquiry-Related Costs

As initially disclosed in the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2011, the Company has identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which the Company has raised questions concerning compliance with law and the Company’s business policies. The Company has concluded that the identified transactions have been properly accounted for in our reported financial statements in all material respects. During the three and nine months ended April 30, 2013 we incurred $0.3 million and $0.7 million, respectively of inquiry-related costs. During the nine months ended April 30, 2012 we incurred $1.2 million of inquiry-related costs. There was no expense incurred during the three months ended April 30, 2012.

Acquisition Related Gains and Expenses

We incur amortization of intangibles and other expenses related to acquisitions. The intangible assets are valued at the time of acquisition, are then amortized over a period of up to several years after the acquisition and generally cannot be changed after the acquisition. We believe the exclusion of these acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Restructuring Charges

During our third quarter of fiscal year 2013, we commenced the process of consolidating manufacturing and certain support activities currently conducted at our Ultrasonix facility in Vancouver, Canada with operations at our existing facilities, which we refer to as the Vancouver manufacturing consolidation. The total cost, including severance and personnel related costs, we incurred as an operating expense in the three and nine months ended April 30, 2013 was $0.5 million.

Gain on Sale of Other Investments

On July 25, 2011, we entered into an agreement to sell our 25% interest in our China-based affiliate for $2.5 million. The book value of our interest in the China-based affiliate was written down to $0 in fiscal 2006, and we, upon final approval of the transaction by the Chinese government, recorded a gain of $2.5 million in the nine months ended April 30, 2012.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision (benefit from) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments. During the second quarter of fiscal year 2012, we received a refund of $12.0 million as the result of the completion of an Internal Revenue Service (“IRS”) audit of federal income tax returns for the fiscal years ended July 31, 2003, 2005, and 2008. The refund was largely the result of Federal research and experimentation credits that carryover from the fiscal years 1991 through 2000 into the audited returns. We

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

recorded a tax benefit for this refund, including the related interest, in the unaudited Consolidated Statement of Operations of $10.0 million in the three and nine months ended April 30, 2012. The tax benefit from the refund and interest were partially offset by related contingent professional fees of $2.7 million recorded in general and administrative expenses within income from operations in the unaudited Condensed Consolidated Statement of Operations in the three and nine months ended April 30, 2012. As these adjustments do not reflect the underlying performance of the business they have been excluded from non-GAAP net income.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	April 30, 2013	April 30, 2012	April 30, 2013	April 30, 2012

GAAP Income From Operations	$6,712	$9,873	$27,950	$23,248
Share-based compensation expense	2,004	2,315	7,958	7,716
B-K distributor matter inquiry related costs	335	—	740	1,204
Tax refund related charges	—	—	—	2,714
Restructuring	496	—	496	—
Acquisition related gains and expenses	2,646	766	4,816	2,341

Non-GAAP Income From Operations	$12,193	$12,954	$41,960	$37,223

Percentage of Total Net Revenue	9.7%	10.7%	10.9%	10.2%

GAAP Other Income (Expense)	$190	$423	$(1,118)	$3,689
Gain on sale of other investments and other	—	—	—	(2,500)

Non-GAAP Other Income (Expense)	$190	$423	$(1,118)	$1,189

Percentage of Total Net Revenue	0.2%	0.3%	–0.3%	0.3%

GAAP Net Income	$5,224	$7,330	$19,414	$30,971
Share-based compensation expense	1,432	1,615	5,469	5,309
B-K distributor matter inquiry related costs	215	—	476	772
Tax refund and related charges	—	—	—	(8,285)
Restructuring	372	—	372	—
Acquisition related gains and expenses	2,382	500	3,781	1,510
Gain on sale of other investments and other	—	—	—	(1,603)

Non-GAAP Net Income	$9,625	$9,445	$29,512	$28,674

Percentage of Total Net Revenue	7.7%	7.8%	7.7%	7.8%

GAAP Diluted Net Income Per Share	$0.41	$0.59	$1.54	$2.45
Effect of non-GAAP adjustments	0.35	0.17	0.80	(0.18)

Non-GAAP Diluted Net Income Per Share	$0.76	$0.76	$2.34	$2.27

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com